CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report On Form 10-K/A Amendment No. 1 of Exclusive Apparel, Inc. for the Year Ended December 31, 2008, I, Georgette Mathers, Chief Executive Officer and Chief Financial Officer of Exclusive Apparel, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.   Such Yearly Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such Yearly Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Exclusive Apparel, Inc.

Dated:  November 23, 2009

EXCLUSIVE APPAREL, INC.

By: /s/ Georgette Mathers
      Chief Executive Officer
      Chief Financial Officer and
      Chief Accounting Officer

This certification accompanies this report on Form 10-K/A Amendment No. 1 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purpose of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Exclusive Apparel, Inc. and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.